UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

DANIELSON HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

40 Lane Road
Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)

(973) 882-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

     On December 8, 2004, Danielson Holding Corporation (the “Company”) issued a press release (the “Press Release”) announcing that Robert S. Silberman was appointed on December 8, 2004 as an independent member of the Board of Directors of the Company, filling a newly created vacancy on the Board of Directors. Mr. Silberman has also been appointed as a member of the Company’s Public Policy Committee of the Board of Directors and as a member of the Company’s Nominating and Governance Committee of the Board of Directors. Mr. Silberman is not a party to any arrangement or understanding with any other person in connection with his selection as a Director of the Company.

     A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release Announcing the Appointment of Robert S. Silberman to the Board of Directors dated December 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2004

DANIELSON HOLDING CORPORATION
(Registrant)

By: /s/ Anthony J. Orlando

Name:  Anthony J. Orlando,
Title:    President and Chief and Executive Officer

DANIELSON HOLDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release Announcing the Appointment of Robert S. Silberman to the Board of Directors dated December 8, 2004.